EXHIBIT 23.01
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1Registration Statement (Form S-8, No. 33-44667 and 33-89400) pertaining to the 1991 Stock Option Plan

2Registration Statement(Form S-8, No. 33-44666) pertaining to the1991 Directors’ Stock Option Plan

3Registration Statement (Form S-8, No. 33-41423, 333-05755, 333-147333, and 333-206148) pertaining to the 1991 Employee Stock Purchase and Dividend Reinvestment Plan

4Registration Statement (Form S-8, No. 333-56336) pertaining to the State Auto Insurance Companies Retirement Savings Plan

5Registration Statement (Form S-8, No. 333-43882) pertaining to the 2000 Directors’ Stock Option Plan

6Registration Statement (Form S-8, No. 333-43880) pertaining to the 2000 Stock Option Plan

7Registration Statement (Form S-3, No. 333-41849 and 333-209878) pertaining to the Monthly Stock Purchase Plan for Independent Agents

8Registration Statement (Form S-3, No. 333-90529) pertaining to the 1998 State Auto Agents’ Stock Option Plan

9Registration Statement (Form S-8, No. 333-127172) pertaining to the 2005 Outside Directors Restricted Share Unit Plan

10Registration Statement (Form S-8, No. 333-165364, 333-192158, and 333-214472) pertaining to the State Auto Financial Corporation 2009 Equity Incentive Compensation Plan

11Registration Statement (Form S-8, No. 333-165366 and 333-170568) pertaining to the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan

12Registration Statement (Form S-8, No. 333-170564) pertaining to the State Auto Property & Casualty Insurance Company Amended and Restated Directors Deferred Compensation Plan, and

13Registration Statement (Form S-8, No. 333-214471) pertaining to the Outside Directors Restricted Share Unit Plan of State Auto Financial Corporation;

of our reports dated March 15, 2019, with respect to the consolidated financial statements and schedules of State Auto Financial Corporation and subsidiaries and the effectiveness of internal control over financial reporting of State Auto Financial Corporation included in this Annual Report (Form 10-K) of State Auto Financial Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Grandview Heights, Ohio
March 15, 2019